As filed with the Securities and Exchange Commission on March 1, 2010
Registration No. 333-162416

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
(Post-Effective Amendment No. 1)

DHT MARITIME, INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

26 New Street St. Helier, Jersey JE23RA Channel Islands (Address of Principal Executive Offices)
2005 Incentive Compensation Plan (Full Title of the plan)
CT Corporation 111 Eighth Avenue New York, New York 10011 (212) 550-9100 (Name, address and telephone number, including area code, of agent for service)
Copies to: Erik R. Tavzel, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☑ Smaller reporting company ☐

DEREGISTRATION

DHT Maritime, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-8, Registration No. 333-162416, dated October 9, 2009 (the “Registration Statement”), pertaining to the registration of 400,000 shares of the Company’s common stock, par value $0.01 per share (the “Securities”), which may be awarded under the Company’s 2005 Incentive Compensation Plan, to deregister all Securities that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway.

DHT Maritime, Inc.

By: /s/ Eirik Ubøe
Eirik Ubøe Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature /s/ OLE JACOB DIESEN	Title Chief Executive Officer (Principal Executive Officer)	Date March 1, 2010
OLE JACOB DIESEN
/s/ EIRIK UBØE	Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2010
EIRIK UBØE
/s/ ERIK A. LIND	Chairman of the Board	March 1, 2010
ERIK A. LIND
/s/ RANDEE DAY	Director	March 1, 2010
RANDEE DAY
/s/ ROLF A. WIKBORG	Director	March 1, 2010
ROLF A. WIKBORG
/s/ DEBORAH DIAZ	Authorized Representative in the United States	March 1, 2010
DEBORAH DIAZ CT Corporation